PROSPECTUS SUPPLEMENT To Prospectus, dated March 15, 2019	Filed pursuant to Rule 424(b)(5) Registration File No. 333-228910

4,000,000 Shares of Common Stock

Warrants to Purchase up to 2,000,000 Shares of Common Stock

Placement Agent Warrants to Purchase up to 280,000 Shares of Common Stock

We are selling 4,000,000 shares of our common stock, $0.10 par value per share, and warrants to purchase an aggregate of up to 2,000,000 shares of our common stock, which represent 50% of the number of shares of our common stock being purchased in this offering (the “Warrants”), at a combined purchase price of $2.50 per share and accompanying Warrant, to certain institutional and accredited investors pursuant to this prospectus supplement and the accompanying prospectus. Each Warrant entitles the holder to purchase one share of our common stock at an exercise price of $2.50 per share, will be exercisable immediately upon issuance and will expire five years from the date of issuance.

Our common stock is listed on the Nasdaq Capital Market under the symbol “VXRT.” On February 26, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.65 per share. There is no established public trading market for the Warrants and we do not intend to list the Warrants on any national securities exchange or nationally recognized trading system.

We have retained H.C. Wainwright & Co., LLC (“Wainwright” or the “lead placement agent”) to act as our exclusive lead placement agent in connection with this offering. The placement agents are not purchasing the securities offered by us in this offering, and are not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a best efforts basis. Pursuant to this prospectus supplement and the accompanying prospectus, we will also issue warrants to purchase up to 280,000 shares of our common stock (the “Placement Agent Warrants”) to the placement agents, or their designees, as part of the compensation payable to the placement agents. The Placement Agent Warrants will be substantially on the same terms as the Warrants, except that the Placement Agent Warrants will have an exercise price of $3.125 per share and will expire five years from the effective date of this offering. We are also registering pursuant to this prospectus supplement and the accompanying prospectus the shares of common stock issuable upon exercise of the Warrants and the Placement Agent Warrants.

As of February 26, 2020, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $58,049,050, which was calculated based on 35,181,243 shares of outstanding common stock held by non-affiliates at a price of $1.65 per share, which was the closing price of our common stock on the Nasdaq Capital Market on February 26, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus supplement is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of the date hereof, we have offered and sold $3,000,000 in shares of our common stock pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement (but excluding this offering).

	Per Share	Total
Offering price	$2.500	$10,000,000
Placement agent fees (1)	$0.175	$700,000
Proceeds, before expenses, to us (2)	$2.325	$9,300,000
(1)

In addition, we have agreed to pay the lead placement agent certain expenses and to issue the Placement Agent Warrants to the placement agents. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to the sale or exercise, if any, of the Warrants or the Placement Agent Warrants.

 Delivery of the securities is expected to be made on or about March 2, 2020, subject to the satisfaction of certain closing conditions.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information in the section titled “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Exclusive Lead Placement Agent

H.C. Wainwright & Co.

Co-Placement Agent

Arcadia Securities

The date of this prospectus supplement is February 27, 2020

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein. We have not authorized, and the placement agents have not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented or incorporated by reference in this prospectus supplement, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors” in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement and accompanying prospectus, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” contained in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus supplement, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement is a part. Throughout this prospectus supplement, the terms “we,” “us,” “our,” and “our company” refer to Vaxart, Inc.

Overview

We are a clinical-stage biotechnology company focused on the development of oral recombinant vaccines based on our proprietary oral vaccine platform. Our oral vaccines are designed to generate broad and durable immune responses that protect against a wide range of infectious diseases and may be useful for the treatment of chronic viral infections and cancer. Our vaccines are administered using a convenient room temperature-stable tablet, rather than by injection.

We are developing prophylactic vaccine candidates that target a range of infectious diseases. These include norovirus, a widespread cause of acute gastro-intestinal enteritis, for which three Phase 1 human studies have been completed, including a Phase 1 bivalent study which, as we announced in September, met its primary and secondary endpoints; seasonal influenza, for which our monovalent H1 influenza vaccine protected patients against H1 influenza infection in a recent Phase 2 challenge study; and respiratory syncytial virus, or RSV, a common cause of respiratory tract infections. In addition, we are developing our first therapeutic immune-oncology vaccine targeting cervical cancer and dysplasia caused by human papillomavirus, or HPV.

On January 31, 2020, we announced that we have initiated a program to develop a coronavirus vaccine candidate based on our proprietary oral vaccine platform, VAAST. Under the program, we plan to generate vaccine candidates based on the published genome of the coronavirus, or SARS-CoV-2, and evaluate them in preclinical models for their ability to generate both mucosal and systemic immune responses to the “coronavirus disease 2019”, or COVID-19.

To date, we have conducted multiple clinical trials with vaccines based on our VAAST platform, demonstrating that our oral tablet vaccines consistently generate robust mucosal responses in humans. In addition, our vaccines have demonstrated efficacy in humans for H1 influenza, and in pre-clinical models for chikungunya, aerosolized Venezuelan Equine Encephalitis (VEE) and Respiratory Syncytial Virus (RSV).

As we previously disclosed, we are no longer prioritizing manufacturing and focusing our efforts on partnering opportunities utilizing our vaccine programs currently in our pipeline, including the bivalent norovirus vaccine program, the Universal Influenza vaccine collaboration with Janssen Vaccines & Prevention B.V., and the development of a coronavirus vaccine candidate utilizing our VAAST platform.

Corporate Background

Vaxart Biosciences, Inc. was originally incorporated in California in March 2004, under the name West Coast Biologicals, Inc. We changed its name to Vaxart, Inc. in July 2007, and reincorporated in the state of Delaware.

On February 13, 2018, we completed a business combination with Aviragen Therapeutics, Inc., or Aviragen, a publicly traded company. Under the terms of the agreement and plan of merger and reorganization, dated October 27, 2017, Vaxart, Inc. survived as a wholly owned subsidiary of Aviragen and changed its name to Vaxart Biosciences, Inc. and Aviragen changed its name to Vaxart, Inc. Our common stock subsequently began trading on the Nasdaq Capital Market under the symbol “VXRT.”

The Offering

Common stock offered by us	4,000,000 shares of our common stock, par value $0.10 per share.
Warrants offered by us

We are offering Warrants to purchase up to 2,000,000 shares of common stock (and the shares of common stock issuable upon the exercise of the Warrants). Each warrant will be exercisable for one share of our common stock at an exercise price of $2.50 per share, will be exercisable immediately upon issuance and will have a term of five years from the date of issuance.

We will also issue Placement Agent Warrants to purchase up to 280,000 shares of common stock (and the shares of common stock issuable upon the exercise of the Placement Agent Warrants) to our placement agents (or their designees) as part of the compensation payable to our placement agents in connection with this offering. The Placement Agent Warrants will be substantially on the same terms as the Warrants, except that the Placement Agent Warrants will have an exercise price of $3.125 per share (which represents 125% of the offering price per share sold in this offering) and will expire five years from the effective date of this offering. Please refer to “Plan of Distribution” for additional information with respect to the Placement Agent Warrants.

There is no established public trading market for the Warrants or the Placement Agent Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants or the Placement Agent Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Offering Price	$2.50 per share of common stock and accompanying Warrant.
Common stock to be outstanding after this offering	65,113,037 shares (assuming the sale of all shares covered by this prospectus supplement and excluding shares issuable upon the exercise of the Warrants and the Placement Agent Warrants).

Use of proceeds

We intend to use the net proceeds from this offering to support the clinical and preclinical development of our product candidates, to conduct clinical trials, and for general corporate and working capital purposes. See the section titled “Use of Proceeds.”

Risk factors

Investment in our securities involves a high degree of risk. You should read the section titled “Risk Factors,” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market symbol	“VXRT”

The number of shares of common stock to be outstanding after this offering is based on 46,223,594 shares of common stock outstanding as of September 30, 2019, as adjusted for 1,433,333 shares of common stock issued upon the exercise of pre-funded warrants with an exercise price of $0.10, 13,119,300 shares of common stock issued upon the exercise of common stock warrants with an exercise price of $0.30, 329,910 shares of common stock issued upon the exercise of common stock warrants with an exercise price of $1.10 and 6,900 shares of common stock issued upon the exercise of stock options with an exercise price of $0.77 between October 1, 2019 and February 26, 2020, and excludes:

●	1,855,002 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $3.16 per share;

●	17,547,367 shares issuable upon the exercise of outstanding warrants with an exercise price of $0.30 per share;

●	2,115,738 shares issuable upon the exercise of outstanding warrants with an exercise price of $0.375 per share;

●	10,124,636 shares issuable upon the exercise of outstanding warrants with an exercise price of $1.10 per share;

●	636,364 shares issuable upon the exercise of outstanding warrants with an exercise price of $1.375 per share;

●	84,000 shares issuable upon the exercise of an outstanding warrant with an exercise price of $3.125 per share;

●	10,914 shares issuable upon the exercise of an outstanding warrant with an exercise price of $22.99 per share;

●	351,428 shares reserved for future issuance under our 2019 Equity Incentive Plan;

●	2,000,000 shares of common stock issuable upon exercise of the Warrants to be issued to investors pursuant to this prospectus supplement, at an exercise price of $2.50 per shares; and

●

280,000 shares of common stock issuable upon exercise of the Placement Agent Warrants to be issued as compensation to the placement agents in connection with this offering, at an exercise price of $3.125 per shares.

Unless otherwise stated, information in this prospectus supplement assumes:

●	no further exercise of outstanding options or warrants; and

●	no exercise of the Warrants or the Placement Agent Warrants.

RISK FACTORS

You should consider carefully the risks described below and discussed under the section titled “Risk Factors” contained in our Quarterly Report on Form 10-Q for the three months ended September 30, 2019 as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus supplement in their entirety, together with other information in this prospectus supplement, and the information and documents incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our securities. If any of the following events actually occur, our business, operating results, prospects or financial condition could be harmed. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks below and incorporated by reference in this prospectus supplement are not the only ones we face. Additional risks not currently known to us or that we currently deem immaterial may also affect our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Relating to The Offering

 Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid.

The market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, such as quarterly fluctuations in financial results, announcements of new technologies impacting our products, announcements by competitors or changes in securities analysts’ recommendations could cause the price of our stock to fluctuate substantially. Each of these factors, among others, could harm your investment in our common stock and could result in your being unable to resell the common stock that you purchase at a price equal to or above the price you paid.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

You may experience immediate and substantial dilution.

The offering price per share in this offering will exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that 4,000,000 shares of our common stock are sold in this offering, based on an offering price of $2.50 per share, you will experience immediate dilution, representing the difference between the price you pay and our pro forma as adjusted net tangible book value per share as of September 30, 2019, after giving effect to pro forma adjustments for the exercise of 14,889,443 warrants and options for cash proceeds of approximately $4.45 million since September 30, 2019 and to this offering, of $2.27 per share. The further exercise of outstanding stock options warrants (including the Warrants and the Placement Agent Warrants) may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We do not anticipate that we will pay any cash dividends in the foreseeable future.

The current expectation is that we will retain our future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be the sole source of gain, if any, for our stockholders.

Investing in our common stock may involve a high degree of risk.

The investments that we make in accordance with our investment objectives may result in a high amount of risk, resulting in a complete loss of principal, when compared to alternative investment options. Our investments may be highly speculative and aggressive, and therefore an investment in our common stock may not be suitable for someone with lower risk tolerance.

Holders of Warrants and Placement Agent Warrants will have no rights as common stockholders until such holders exercise their Warrants and acquire our common stock.

Until holders of Warrants and Placement Agent Warrants acquire shares of our common stock upon exercise of Warrants and Placement Agent Warrants, as applicable, holders of Warrants and Placement Agent Warrants will have no rights with respect to the shares of our common stock issuable upon exercise of such Warrants and Placement Agent Warrants, as applicable. Upon exercise of the Warrants and Placement Agent Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

There is no public market for the Warrants and Placement Agent Warrants being offered in this offering.

There is no established public trading market for the Warrants and Placement Agent Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants and Placement Agent Warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Warrants and Placement Agent Warrants will be limited.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our ability to fund our working capital requirements;

•	the amount and timing of royalties received on sales of Inavir;

•	our ability to identify collaboration partners and negotiate acceptable terms for the clinical trials and commercialization of our tablet vaccine product candidates;

•	the timing, costs and delays of our planned clinical trials for our tablet vaccine product candidates due to our reduction-in-force;

•	potential delays or termination of our clinical trials;

•	our ability to obtain and maintain regulatory approval of our product candidates;

•	our ability to negotiate sufficient and timely manufacturing capabilities with a third party;

•	the rate and degree of market acceptance of our products, if any, that are approved;

•	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional financing;

•	our ability to obtain and maintain intellectual property protection for our product candidates;

•	our ability to identify and develop new product candidates and the number and characteristics of product candidates that we pursue;

•	our ability to retain and recruit key personnel;

•	our planned use of the proceeds from this offering;

•	our financial performance;

•	our ability to become profitable and generate consistent cash flows to remain profitable; and

•	developments and projections relating to our competitors or our industry.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “intends,” “may,” “plans,” “potential,” “will,” “would,” or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks in the section titled “Risk Factors” contained herein and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $9.1 million after deducting the placement agent fees and estimated offering expenses payable by us, excluding the proceeds we may receive from the exercise of the Warrants and the Placement Agent Warrants.

We currently intend to use the net proceeds from the sale of the securities offered by us hereunder to support the clinical and preclinical development of our product candidates, to conduct clinical trials, and for general corporate and working capital purposes.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future, and we intend to retain all available funds and any future earnings to fund the development and expansion of our business. In addition, covenants in the agreement governing our senior secured credit facility do not allow for the payment of any cash dividends. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

DILUTION

If you invest in our securities, your interest will be diluted to the extent of the difference between the offering price and the as adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of September 30, 2019, was $1.38 million, or $0.03 per share. After giving effect to pro forma adjustments for the exercise of 14,889,443 options and warrants between October 1, 2019 and February 26, 2020, for cash proceeds of approximately $4.45 million, our as adjusted net tangible book value as of September 30, 2019, would have been $5.82 million, or $0.10 per share. Net tangible book value is total tangible assets less total liabilities divided by the total number of outstanding shares of common stock.

After giving effect to the sale of 4,000,000 shares of common stock and accompanying Warrants in this offering at an offering price of $2.50 per share, and after deducting the placement agent fees and the estimated offering expenses payable by us, our net tangible book value as of September 30, 2019, as adjusted, would have been $14.90 million, or $0.23 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.13 per share to our existing stockholders and immediate dilution in net tangible book value of $2.27 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Offering price per share		$2.50
Net tangible book value per share as of September 30, 2019, after pro forma adjustments for options and warrants exercised	$0.10
Increase in as adjusted net tangible book value per share attributable to existing investors	0.13
Pro forma as adjusted net tangible book value per share after giving effect to this offering		0.23
Dilution per share to new investors in this offering		$2.27

The above discussion and table are based on 46,223,594 shares of common stock outstanding as of September 30, 2019, as adjusted for 1,433,333 shares of common stock issued upon the exercise of pre-funded warrants with an exercise price of $0.10, 13,119,300 shares of common stock issued upon the exercise of common stock warrants with an exercise price of $0.30, 329,910 shares of common stock issued upon the exercise of common stock warrants with an exercise price of $1.10 and 6,900 shares of common stock issued upon the exercise of stock options with an exercise price of $0.77 between October 1, 2019 and February 26, 2020, and excludes:

●	1,855,102 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $3.16 per share;

●	17,547,367 shares issuable upon the exercise of outstanding warrants with an exercise price of $0.30 per share;

●	2,115,738 shares issuable upon the exercise of outstanding warrants with an exercise price of $0.375 per share;

●	10,124,636 shares issuable upon the exercise of outstanding warrants with an exercise price of $1.10 per share;

●	636,364 shares issuable upon the exercise of outstanding warrants with an exercise price of $1.375 per share;

●	84,000 shares issuable upon the exercise of an outstanding warrant with an exercise price of $3.125 per share;

●	10,914 shares issuable upon the exercise of an outstanding warrant with an exercise price of $22.99 per share;

●	351,428 shares reserved for future issuance under our 2019 Equity Incentive Plan;

●	2,000,000 shares of common stock issuable upon exercise of the Warrants to be issued to investors pursuant to this prospectus supplement, at an exercise price of $2.50 per shares; and

●

280,000 shares of common stock issuable upon exercise of the Placement Agent Warrants to be issued as compensation to the placement agents in connection with this offering, at an exercise price of $3.125 per shares.

The above illustration of dilution per share to investors participating in this offering assumes no further exercise of outstanding options or warrants to purchase our common stock, and no exercise of the Warrants or the Placement Agent Warrants. To the extent that any outstanding options or warrants are exercised, there will be further dilution to new investors.

DESCRIPTION OF SECURITIES

The shares of common stock and the Warrants (and the shares of common stock issuable upon the exercise of the Warrants) offered in this offering will be issued pursuant to a securities purchase agreement between the investors and us. We urge you to review the form securities purchase agreement and the form of Warrant, which will be included as exhibits to a current report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to these securities.

This prospectus supplement also relates to the offering of the Placement Agent Warrants to purchase up to up to 280,000 shares of common stock (and the shares of common stock issuable upon the exercise of the Placement Agent Warrants). The Placement Agent Warrants will have substantially the same terms as the Warrants issued in the offering, except as described under the caption “Placement Agent Warrant” below.

The following brief summary of the material terms and provisions of the Warrants and Placement Agent Warrants is subject to, and qualified in its entirety by, the forms of Warrant and Placement Agent Warrants, respectively.

Common Stock

The material terms and provisions of our common stock are described under the heading “Description of Capital Stock” starting on page 7 of the accompanying prospectus.

Warrants

The material terms and provisions of the Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to and qualified in its entirety by the form of Warrant, which will be provided to each investor in this offering and will be filed with the SEC on a current report on Form 8-K in connection with this offering.

General Terms of the Warrants. The Warrants to be issued in this offering represent the rights to purchase up to an aggregate of 2,000,000 shares of common stock at an initial exercise price of $2.50 per share. Each Warrant will be exercisable immediately upon issuance and will have a term of five years from the date of issuance.

Exercise. Holders of the Warrants may exercise their Warrants to purchase shares of our common stock at any time prior to the expiration date by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the Warrants, payment of the exercise price for the number of shares with respect to which the Warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock. We provide certain rescission and buy-in rights to a holder if we fail to deliver the shares of common stock issuable upon exercise of the Warrants by the date on which delivery of the stock certificate is required by the Warrant. With respect to the rescission rights, the holder has the right to rescind the exercise if stock certificates are not timely delivered. The buy-in rights apply if after the date on which delivery of the stock certificate is required by the Warrant, the holder purchases (in an open market transaction or otherwise) shares of our common stock to deliver in satisfaction of a sale by the holder of the Warrant shares that the holder anticipated receiving from us upon exercise of the Warrant. In this event, we will:

●

pay in cash to the holder the amount equal to the excess (if any) of the total buy-in price over the product of (A) such number of Warrant shares that we were required to deliver to the holder times (B) the price at which the sell order giving rise to holder’s purchase obligation was executed; and

●

at the election of holder, either (A) reinstate the portion of the Warrant as to such number of shares of common stock, or (B) deliver to the holder a certificate or certificates representing such number of shares of common stock.

In addition, the Warrant holders are entitled to a “cashless exercise” option if, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock issuable upon exercise of the Warrants. This option entitles the Warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula set forth in the Warrant.

The shares of common stock issuable on exercise of the Warrants will be, when issued and paid for in accordance with the Warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding Warrants.

Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation, (ii) we, directly or indirectly, effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer is completed pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock, (iv) we, directly or indirectly, in one or more related transactions, effect any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which the our common stock is effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or entity that acquires more than 50% of the outstanding shares of our common stock (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of common stock of the surviving corporation, and/or any additional consideration (the “Alternate Consideration ”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which the Warrant is exercisable immediately prior to such Fundamental Transaction. In addition, in certain circumstances, upon a Fundamental Transaction, the holder will have the right to require us to repurchase its Warrants at the Black-Scholes value; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of common stock of the Company in connection with the Fundamental Transaction.

Subsequent Rights Offerings. If, at any time while the Warrants are outstanding, we issue rights, options or warrants to all holders of our common stock entitling them to purchase our common stock, warrants, securities or other property, then the holders of the Warrants will be entitled to acquire those rights, options and warrants on the basis of the number of shares of common stock acquirable upon complete exercise of the Warrants (without regard to any limitations on exercise thereof, including without limitation, the beneficial ownership limitation).

Pro Rata Distributions. If, at any time while the Warrants are outstanding, we make a dividend or distribution of assets or rights to acquire assets to all holders of our common stock, the holders of the Warrants will be entitled to participate in the dividend or distribution of assets or rights to acquire assets on the basis of the number of shares of common stock acquirable upon complete exercise of the Warrants (without regard to any limitations on exercise thereof, including without limitation, the beneficial ownership limitation).

Certain Adjustments. The exercise price and the number of shares of common stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Delivery of Shares. Upon the holder’s exercise of a Warrant, we will promptly, but in no event later than two trading days after the delivery to us of the notice of exercise and no later than one trading date after the delivery to us of the aggregate exercise price, issue and deliver, or cause to be issued and delivered, the shares of common stock issuable upon exercise of the Warrant. In addition, we will, if the holder provides the necessary information to us, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit or Withdrawal at Custodian system (DWAC) or another established clearing corporation performing similar functions. If we fail for any reason to timely deliver to the investor the Warrant shares, we will pay to the investor, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant shares subject to such exercise, $10 per trading day (increasing to $20 per trading day on the fifth trading day after such liquidated damages begin to accrue) for each trading day after the trading day on which the Warrant shares were required to be delivered, until such Warrant shares are delivered or the investor rescinds such exercise.

Notice of Corporate Action. We will provide notice to holders of the Warrants to provide them with the opportunity to exercise their Warrants and hold common stock in order to participate in or vote on the following corporate events:

●

if we shall take a record of the holders of our common stock for the purpose of entitling them to receive a dividend or other distribution, or a redemption of common stock, or any warrant or right to subscribe for or purchase any shares of stock of any class or any other right;

●

any reclassification of our capital stock or any consolidation or merger with, or any sale, transfer or other disposition of all or substantially all of our property, assets or business to, or any compulsory share exchange with, another corporation; or

●	a voluntary or involuntary dissolution, liquidation or winding up of our Company.

Limitations on Exercise. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, 9.99% at the election of the holder prior to issuance) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to us.

Placement Agent Warrants

We have also agreed to issue to the placement agents the Placement Agent Warrants to purchase up to 280,000 shares of common stock. The Placement Agent Warrants will have substantially the same terms as the Warrants described above, except that the Placement Agent Warrants, will have an exercise price of $3.125 per share, which represents 125% of the offering price per share and accompanying Warrant sold in this offering, and will expire five years from the effective date of this offering. Please refer to “Plan of Distribution” for additional information with respect to the Placement Agent Warrants.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter dated as of February 27, 2020, we have retained H.C. Wainwright & Co., LLC (“Wainwright”) to act as our exclusive lead placement agent in connection with this offering. Under the terms of the engagement letter, Wainwright is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a best efforts basis. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. Wainwright will have no authority to bind us by virtue of the engagement letter. Further, Wainwright does not guarantee that it will be able to raise new capital in any prospective offering. Wainwright may engage sub-agents or selected dealers to assist with this offering. We may not sell the entire amount of our shares of common stock offered pursuant to this prospectus supplement.

Wainwright proposes to arrange for the sale of the shares and accompanying Warrants we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more investors through a securities purchase agreement directly between the purchasers and us. We will only sell to investors who have entered into the securities purchase agreement.

Delivery of the shares of common stock and accompanying Warrants offered hereby is expected to take place on or about March 2, 2020, subject to satisfaction of certain closing conditions.

We have agreed to pay the placement agents a cash fee equal to 7.0% of the gross proceeds received from investors who purchase securities in the offering. We will also pay Wainwright $75,000 for non-accountable expenses in connection with this offering.

In addition, we have agreed to issue to the placement agents (or their designees) the Placement Agent Warrants to purchase up to 280,000 shares of common stock, which represents 7.0% of the aggregate number of shares of common stock sold in this offering. The Placement Agent Warrants will be exercisable for five years from the effective date of this offering and will have an exercise price of $3.125 per share, which represents 125% of the offering price per share and accompanying Warrant sold in this offering. Pursuant to FINRA Rule 5110(g), the Placement Agent Warrants and any shares issued upon exercise of the Placement Agent Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agents or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

We have granted Wainwright a twelve-month right of first refusal to act as our sole book-running manager, sole underwriter, or sole placement agent for any further capital raising transactions undertaken by us and certain rights for a tail fee during the twelve-month period following expiration or termination of our engagement letter with Wainwright, subject to certain limitations.

We have agreed to indemnify Wainwright and specified other persons against certain liabilities relating to or arising out of Wainwright’s activities under the engagement letter and to contribute to payments that Wainwright may be required to make in respect of such liabilities.

Wainwright may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Wainwright would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by Wainwright acting as principal. Under these rules and regulations, Wainwright:

●	may not engage in any stabilization activity in connection with our securities; and

●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time, the placement agents may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Wainwright served as our exclusive placement agent in connection with our registered direct offering consummated in March 2019, and as an the sole book-running manager in public offerings of our securities consummated in April and September 2019, and Wainwright received compensation for such offerings. However, except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.

The transfer agent for our common stock to be issued in this offering is American Stock Transfer & Trust Company, LLC.

LEGAL MATTERS

Thompson Hine LLP, New York, New York, will pass upon the validity of the securities offered hereby.

EXPERTS

The consolidated financial statements of Vaxart, Inc. as of December 31, 2018 and 2017, and for each of the years in the two-year period ended December 31, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements contains an explanatory paragraph that states that the Company has experienced losses and negative cash flows from operations since its inception, has an accumulated deficit, and has debt obligations which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock being offered hereby. This prospectus supplement and accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. For further information about us and the common stock hereby, we refer you to the registration statement and the exhibits filed with the registration statement.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC's website at www.sec.gov.

We make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our website, www.vaxart.com, other than as specifically incorporated by reference in this prospectus supplement, is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35285):

•	our Annual Report on Form 10-K, for the year ended December 31, 2018, filed with the SEC on February 6, 2019;

•	our definitive proxy statement relating to our 2019 annual meeting of stockholders, filed with the SEC on March 11, 2019;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, which were filed with the SEC on May 9, 2019, August 8, 2019 and November 12, 2019, respectively;

•

our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on March 19, 2019, March 20, 2019, March 27, 2019, April 24, 2019, May 16, 2019, May 24, 2019, September 19, 2019, September 25, 2019, October 28, 2019, November 7, 2019, November 21, 2019, December 4, 2019, and January 2, 2020; and

•

the description of our common stock contained in our Registration Statement on Form 10, filed with the SEC on May 4, 1970, as amended by our Current Report on Form 8-K (File No. 000-04829) filed with the SEC on August 15, 2003.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of our common stock made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Vaxart, Inc.

290 Utah Ave, Suite 200
South San Francisco, California 94080

Attention: Secretary

 (650) 550-3500

PROSPECTUS

$25,000,000

Common Stock

From time to time, we may offer and sell up to an aggregate amount of $25,000,000 of common stock.

We will provide the specific terms of these offerings in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the shares of common stock being offered.

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “VXRT.” On March 13, 2019, the last reported sale price of our common stock was $1.65 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the shares of common stock covered by the applicable prospectus supplement.

Investing in shares of our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page 3 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of shares of our common stock unless accompanied by a prospectus supplement.

As of March 13, 2019, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was $9,005,150, which was calculated based on 3,984,580 shares of outstanding common stock held by non-affiliates at a price of $2.26 per share, which was the closing price of our common stock on the Nasdaq Capital Market on February 6, 2019. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

The shares of our common stock may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any shares of our common stock with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such shares of our common stock and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_____________________

The date of this prospectus is March 15, 2019.

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 ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer and sell in one or more offerings, up to a total dollar amount of $25,000,000 of shares of our common stock as described in this prospectus.

Each time we offer shares of our common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the shares of our common stock being offered.

This prospectus may not be used to consummate a sale of shares of our common stock unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of our common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our shares of our common stock discussed in the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Throughout this prospectus, the terms “we,” “us,” “our,” and “our company” refer to Vaxart, Inc.

Vaxart, Inc.

Overview

We are a clinical-stage biotechnology company focused on the development of oral recombinant vaccines based on our proprietary oral vaccine platform. Our oral vaccines are designed to generate broad and durable immune responses that protect against a wide range of infectious diseases and may be useful for the treatment of chronic viral infections and cancer. Our vaccines are administered using a convenient room temperature-stable tablet, rather than by injection.

We are developing prophylactic vaccine candidates that target a range of infectious diseases. These include norovirus, a widespread cause of acute gastro-intestinal enteritis, for which two Phase 1 human studies have been completed; seasonal influenza, for which our vaccine protected patients in a recent Phase 2 challenge study; and respiratory syncytial virus, or RSV, a common cause of respiratory tract infections. In addition, we are developing our first therapeutic immune-oncology vaccine targeting cervical cancer and dysplasia caused by human papillomavirus, or HPV.

Corporate Background

Vaxart Biosciences, Inc. was originally incorporated in California in March 2004 under the name West Coast Biologicals, Inc. The Company changed its name to Vaxart, Inc. in July 2007, and reincorporated in the state of Delaware.

On February 13, 2018, we completed a business combination with Aviragen Therapeutics, Inc., or Aviragen, a publicly-traded company. Under the terms of the agreement and plan of merger and reorganization dated October 27, 2017, Vaxart, Inc. survived as a wholly owned subsidiary of Aviragen and changed its name to Vaxart Biosciences, Inc. and Aviragen changed its name to Vaxart, Inc. Our common stock subsequently began trading on the Nasdaq Capital Market under the symbol “VXRT.”

The Shares of Common Stock We May Offer

We may offer shares of our common stock up to a total dollar amount of $25,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. Each time we offer shares of our common stock under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the offering.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer any security other than shares of our common stock.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SHARES OF OUR COMMON STOCK UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the shares of our common stock directly to investors or to or through agents, underwriters or dealers. We and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of shares of our common stock. If we do offer shares of our common stock to or through agents or underwriters, we will include in the applicable prospectus supplement:

the names of those agents or underwriters;

applicable fees, discounts and commissions to be paid to them;

details regarding over-allotment options, if any; and

the net proceeds to us.

We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. We urge you to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Use of Proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder to support the clinical and preclinical development of our product candidates, to conduct clinical trials including a Phase I study with our bivalent norovirus vaccines and a Phase II challenge study with our GI.1 monovalent norovirus vaccine, to support the manufacturing of vaccines for these clinical trials, and to advance our therapeutic HPV vaccine candidate. See the section titled “Use of Proceeds” in this prospectus.

Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “VXRT.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the shares of our common stock covered by the applicable prospectus supplement.

RISK FACTORS

Investing in shares of our common stock involves a high degree of risk. Before deciding whether to invest in shares of our common stock, you should consider carefully the risks and uncertainties described in the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2018, as may be updated by our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

our ability to fund our working capital requirements;

the amount and timing of royalties received on sales of Relenza® and Inavir®;

the timing and costs of our planned clinical trials for our product candidates, both tablet vaccines and small-molecule antiviral drugs;

our ability to obtain and maintain regulatory approval of our product candidates;

our ability to establish and scale commercial manufacturing capabilities;

the rate and degree of market acceptance of our products, if any, that are approved;

our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional financing;

our ability to obtain and maintain intellectual property protection for our product candidates;

our ability to identify and develop new product candidates and the number and characteristics of product candidates that we pursue;

our ability to retain and recruit key personnel;

our financial performance;

our ability to become profitable and generate consistent cash flows to remain profitable;

developments and projections relating to our competitors or our industry; and

our planned use of proceeds from this offering.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “intends,” “may,” “plans,” “potential,” “will,” “would,” or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks in the section titled “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our Annual Report on Form 10-K for the year ended December 31, 2018, as may be updated by our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder to support the clinical and preclinical development of our product candidates, to conduct clinical trials, including a Phase I study with our bivalent norovirus vaccines and a Phase II challenge study with our GI.1 monovalent norovirus vaccine, to support the manufacturing of vaccines for these clinical trials and to advance our therapeutic HPV vaccine candidate, and for general corporate and working capital purposes.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation and amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our amended and restated certificate of incorporation, bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our amended and restated certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus.

General

Our authorized capital stock consists of (i) 200,000,000 shares of common stock, par value $0.10 per share and (ii) 5,000,000 shares of preferred stock, par value $0.10 per share. As of December 31, 2018, there were 7,141,189 shares of common stock issued and outstanding, and no shares of preferred stock outstanding.

The following is a summary of the material provisions of the common stock and preferred stock provided for in our amended and restated certificate of incorporation and amended and restated bylaws.

Common Stock

Voting

Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, except that directors will be elected by a plurality of votes cast. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors are able to elect all of the directors standing for election, if they so choose.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We have never paid cash dividends and have no present intention to pay cash dividends.

Liquidation

In the event of a liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. As of December 31, 2018, there were no shares of preferred stock outstanding and we have no current plans to issue any shares of preferred stock.

Anti-Takeover Effects of Provisions of Our Charter Documents and Delaware Law

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

on or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2 ⁄ 3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

any merger or consolidation involving the corporation and the interested stockholder;

any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder;

subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change-in-control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in control);

provide that the authorized number of directors may be changed only by resolution adopted by a majority of the board of directors;

provide that all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of preferred stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders or by action taken by written consent;

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner and also specify requirements as to the form and content of a stockholder’s notice; and

provide that special meetings of our stockholders may be called only by the chairman of the board, the president or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies).

Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “VXRT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.

PLAN OF DISTRIBUTION

We may sell the shares of our common stock from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the shares of our common stock to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute the shares from time to time in one or more transactions:

at a fixed price or prices, which may be changed;

at market prices prevailing at the time of sale;

at prices related to such prevailing market prices; or

at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the shares of our common stock, including, to the extent applicable:

the name or names of the underwriters, if any;

the purchase price of the shares of our common stock or other consideration therefor, and the proceeds, if any, we will receive from the sale;

any over-allotment options under which underwriters may purchase additional shares of our common stock from us;

any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

any public offering price;

any discounts or concessions allowed or reallowed or paid to dealers; and

any securities exchange or market on which the shares of our common stock may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the shares of our common stock offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the shares of our common stock for their own account and may resell the shares of our common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares of our common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the shares of our common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the shares of our common stock offered by the prospectus supplement, other than shares of our common stock covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell shares of our common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of shares of our common stock and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase shares of our common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for us in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the shares of our common stock, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares of our common stock originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the shares of our common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the shares of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Cooley LLP, Palo Alto, California, will pass upon the validity of the shares of common stock offered hereby. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Vaxart, Inc. as of December 31, 2018 and 2017, and for each of the years in the two year period ended December 31, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements contains an explanatory paragraph that states that the Company has experienced losses and negative from operations since its inception, has an accumulated deficit, and has debt obligations which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

On February 13, 2018, privately-held Vaxart, Inc., or Private Vaxart, and Aviragen Therapeutics, Inc., or Aviragen, completed a business combination in accordance with the terms an agreement and plan of merger and reorganization, dated October 27, 2017, by and among Aviragen, Agora Merger Sub, Inc., or Merger Sub, and Private Vaxart, pursuant to which Merger Sub merged with and into Private Vaxart, with Private Vaxart surviving as a wholly-owned subsidiary of Aviragen, or the Merger. Aviragen changed its name at the closing of the Merger to Vaxart, Inc., or the Combined Company, and Private Vaxart changed its name to Vaxart Biosciences, Inc. For accounting purposes, Aviragen was deemed to be the acquired entity in the Merger, and the financial statements of Private Vaxart became the historical financial statements of the Combined Company following the Merger.

In connection with the closing of the Merger on February 13, 2018, the board of directors of Vaxart, Inc. dismissed Ernst & Young LLP as its independent registered public accounting firm, effective immediately. The reports of Ernst & Young LLP on Aviragen Therapeutics, Inc.’s consolidated financial statements for the fiscal years ended June 30, 2017 and 2016 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended June 30, 2017 and 2016, and the subsequent interim period through February 13, 2018 there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

On February 13, 2018, the board of directors of Vaxart, Inc., in connection with the Merger and the dismissal of Ernst & Young LLP, approved the engagement of KPMG LLP as the Combined Company’s independent registered public accounting firm for the year ending December 31, 2017.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

We make available free of charge, on or through the investor relations section of our website, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We maintain a website at www.vaxart.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35285):

Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 6, 2019;

Our definitive proxy statement relating to our 2019 annual meeting of stockholders, filed with the SEC on March 11, 2019;

Our Current Report on Form 8-K filed with the SEC on January 18, 2019; and

The description of our common stock contained in our Registration Statement on Form 10, filed with the SEC on May 4, 1970, as amended by our Current Report on Form 8-K (File No. 000-04829) filed with the SEC on August 15, 2003.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of our common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Vaxart, Inc.

290 Utah Ave
Suite 200
South San Francisco, CA 94080

Attn: Secretary

(650) 550-3500

Copies of these filings are also available through the “Investor” section of our website at www.vaxart.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

4,000,000 SHARES OF COMMON STOCK

WARRANTS TO PURCHASE UP TO 2,000,000 SHARES OF COMMON STOCK

PLACEMENT AGENT WARRANTS TO PURCHASE UP TO 280,000 SHARES OF COMMON STOCK

PROSPECTUS SUPPLEMENT

Exclusive Lead Placement Agent

H.C. WAINWRIGHT & CO.

Co-Placement Agent

Arcadia Securities

February 27, 2020